UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      June 23, 2006
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On June 23, 2006, Hasbro, Inc. (the "Company"), and its subsidiary Hasbro SA (together the "Borrowers"), entered into a Revolving Credit Agreement (the "Agreement") with: (i) Bank of America, N.A. ("Bank of America"), as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, (ii) Citibank, N.A. and Citizens Bank of Massachusetts, as co-syndication agents and Lenders, (iii) Commerzbank AG and BNP Paribas as co-documentation agents and Lenders, (iv) Banc of America Securities LLC as sole lead arranger and sole book manager, and (v) the other financial institutions party thereto from time to time.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K and the description set forth herein is qualified in its entirety by reference to the Agreement.

     The Agreement provides the Borrowers with a $300 million committed borrowing facility. The Company has the ability to request increases in the committed facility in additional increments of at least $50 million, up to a total committed facility of $500 million. The Agreement replaces the Company's Third Amended and Restated Revolving Credit Agreement, dated November 14, 2003.

     At the Borrowers' election, the interest rates per annum applicable to Committed Loans under the Agreement will be fluctuating rates either (1) equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% or (ii) the rate of interest in effect by Bank of America as its prime rate or (2) measured by reference to an adjusted London inter-bank offered rate, or "LIBOR", plus a borrowing margin which fluctuates between .3% and 1% based on the more favorable of the Company's debt rating and the ratio of the Company's Consolidated Total Funded Debt to Consolidated EBITDA. The current margin on LIBOR loans under the Agreement is .500%. The Agreement also provides the Company with the ability to request competitive bid loans from the Lenders bearing interest at either a stated rate or at a fluctuating margin to LIBOR.

     The Company pays a commitment fee on the available unused committed borrowing capacity under the facility. The fee is based on the more favorable of the Company's debt rating and the ratio of the Company's Consolidated Total Funded Debt to Consolidated EDITDA, except that for the remainder of 2006 only the debt rating shall apply.

     The Agreement provides for Swing Line Borrowings and the issuance of letters of credit in aggregate combined amounts of up to $30 million.

     The Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on the Company's and its domestic subsidiaries' ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Borrowers' and certain of their subsidiaries' ability to engage in mergers or engage in certain transactions with affiliates, (iv) the requirement that the Company maintain a Consolidated Interest Coverage Ratio of no less than 3.50:1.00 as of the end of any fiscal quarter and (v) the requirement that the Company maintain a Consolidated Total Funded Debt to Consolidated EBITDA ratio of no more than 3.00:1.00 at the end of the first, second and fourth fiscal quarters, or 3.50:1.00 at the end of the third fiscal quarter.

     The Company's obligations under the Agreement are guaranteed by certain of its domestic subsidiaries. Hasbro SA's obligations under the Agreement are guaranteed by the Company.

Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits

           10.1 Revolving Credit Agreement, dated as of June 23, 2006, by and among Hasbro, Inc., Hasbro SA, Bank of America, N.A., Citibank, N.A., Citizens Bank of Massachusetts, Commerzbank AG, New York and Grand Caymen Branches, BNP Paribas, Banc of America Securities LLC and the other banks party thereto.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: June 28, 2006                  By:      /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)

                                 Hasbro, Inc.
                          Current Report on Form 8-K
                             Dated June 28, 2006

                                Exhibit Index


Exhibit No.                     Exhibits



10.1 Revolving Credit Agreement, dated as of June 23, 2006, by and among Hasbro, Inc., Hasbro SA, Bank of America, N.A., Citibank, N.A., Citizens Bank of Massachusetts, Commerzbank AG, New York and Grand Caymen Branches, BNP Paribas, Banc of America Securities LLC and the other banks party thereto.